UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sophiris Bio Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Sophiris Bio Inc.

1258 Prospect Street

La Jolla, CA 92037

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On May 29, 2014

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of Sophiris Bio Inc., a British Columbia corporation (the “Company”). The meeting will be held on Thursday, May 29, 2014 at 9:00 a.m. local time at the offices of Fasken Martineau DuMoulin LLP located at 2900-550 Burrard Street, Vancouver, British Columbia V6C 0A3 for the following purposes:

1.	To receive the audited financial statements of the Company from the financial year ended December 31, 2013 and accompanying report of the independent registered public accounting firm.

2.	To set the number of directors of the Company at six.

3.	To elect the six director nominees named herein to hold office until the 2015 Annual General Meeting of the Shareholders.

4.	To appoint PricewaterhouseCoopers LLP (US) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

5.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 7, 2014. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Randall E. Woods
Randall E. Woods
Chief Executive Officer & President

La Jolla, California

April 7, 2014

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other similar organization and you wish to vote at the Annual Meeting, you must follow the instructions of your intermediary to submit your voting instructions or attend the Annual Meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 29, 2014: the Proxy Statement and the Annual Report on Form 10-K are available at www.sophiris.com

Sophiris Bio Inc.

1258 Prospect Street

La Jolla, California 92037

PROXY STATEMENT

FOR THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be held on May 29, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Sophiris Bio Inc. (sometimes referred to as “we,” “us,” the “Company” or “Sophiris”) is soliciting your proxy to vote at the 2014 Annual General Meeting of Shareholders ( the “Annual Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about April 14, 2014 to all shareholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, May 29, 2014 at 9:00 a.m. local time at 2900-550 Burrard Street, Vancouver, British Columbia V6C 0A3. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 7, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 16,149,871 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on April 7, 2014 your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Non-Objecting Beneficial Owner

If on April 7, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have given your brokerage firm, bank dealer or other similar organization permission to release your name and address to us you are considered a Non-Objecting Beneficial Owner (“NOBO”). The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

We are taking advantage of certain provisions in National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer that allow us to send materials directly to NOBOs. These security holder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Only shareholders or record or their proxyholders are entitled to attend and vote at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a NOBO, you may vote using the enclosed voting instruction form or, in order to attend the Annual Meeting in person, you need to either request and obtain a valid proxy from your broker or other agent or otherwise give timely notice in writing to the Company, Computershare, or your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder. We urge you to fill out and return the enclosed voting instruction form to ensure your vote is counted or to take steps to have yourself appointed as proxyholder to attend the Annual Meeting in person.

Beneficial Owner: Objecting Beneficial Owner

If on April 7, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have not given your brokerage firm, bank dealer or other similar organization permission to release your name and address to us then you are considered an Objecting Beneficial Owner (“OBO”). As an OBO you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. We are paying the costs of forwarding these materials to you. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, as an OBO, since you are not the shareholder of record and the Company has no way of verifying that you are a Beneficial Owner, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder.

What am I voting on?

There are three matters scheduled for a vote:

•	Setting the number of directors at six;

•	Election of six directors; and

•	Appointment of PricewaterhouseCoopers, LLP (US) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” setting the number of Board of Director members at six, all the nominees to the Board of Directors and the appointment of PricewaterhouseCoopers LLP (US) as the independent registered public accounting firm or you may “Withhold” your vote for setting the number of Board of Director at six, any nominee to the Board of Directors you specify, or PricewaterhouseCoopers LLP (US).

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote or withhold your shares from voting as you direct and, if you specify a choice with respect to any matter to be acted upon, your securities will be voted accordingly.

•	You have the right to appoint a person (who does not need to be a shareholder) to attend the Annual Meeting and act on your behalf other than the persons designated in the accompanying form of proxy. To exercise this right, strike out the printed names of the individuals specified as proxyholders and insert the name of your nominee in the blank space provided or complete another proper form of proxy.

•	To vote over the telephone, dial toll-free 1-866-732-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 9:00 a.m. Pacific Time on May 27, 2014 to be counted.

•	To vote through the internet, go to www.investorvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 9:00 a.m. Pacific Time on May 27, 2014 to be counted.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a Non-Objecting Beneficial Owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from Sophiris. Simply complete and mail the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent or provide or otherwise give timely notice in writing to the Company, Computershare, or your intermediary, in accordance with applicable securities laws. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you are an Objecting Beneficial Owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Sophiris. Simply complete and mail the voting instruction form to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities law. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon where a poll is conducted, you have one vote for each common share of you own as of April 7, 2014. At the Annual Meeting, votes will be conducted by show of hands unless a poll is demanded by a shareholder, the Chairman directs a vote or if more than 5% of the votes submitted by proxy or voting instruction form on the matter are “Against” or “Withhold”.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a Beneficial Owner and do not instruct your broker, bank, or other agent how to vote your shares, or to have yourself appointed as proxyholder to attend the Annual Meeting in person, your shares will not be voted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” setting the number of directors at six, “For” the election of all six nominees for director, “For” the appointment of PricewaterhouseCoopers LLP (US) as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Computershare may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Computershare may be paid a fee if it solicits proxies at the Company’s request. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to our objecting beneficial shareholders.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2015 Annual Meeting of the Shareholders?

To be eligible for inclusion in the proxy materials for the 2015 Annual General Meeting of the Shareholders, a shareholder proposal must be received by the Company by the close of business on February 28, 2015. Shareholder proposals should be addressed to Sophiris Bio Inc., Attn: Corporate Secretary, 1258 Prospect Street, La Jolla, CA 92037 or to our registered office care of Fasken Martineau DuMoulin LLP, Attn: Sophiris Bio Inc., 2900-550 Burrard Street, Vancouver, British Columbia V6C 0A3.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Sophiris Bio Inc. at 1258 Prospect Street, La Jolla, California 92037, Attention: Peter Slover or to our registered office at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

•	You may revoke your proxy in any other manner allowed by law.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank in order to change your vote.

How are votes counted?

Votes will be counted by the inspector of election (scrutineer) appointed for the meeting, who will separately count, the proposals to set the number of directors, to elect our nominees for director and to appoint the independent registered public accounting firm, votes “For,” and “Withhold”; and, with respect to other proposals, votes “For” and “Against.”

How many votes are needed to approve each proposal?

•	For setting the number of directors of the Company, the resolution must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy.

•	For the election of directors, the six nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

•	For the appointment of PricewaterhouseCoopers LLP (US) as the independent registered public accounting firm of the Company for its fiscal year ending 2014, the resolution must receive at least one “For” vote from the holders of shares present and entitled to vote either in person or represented by proxy.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding shares entitled to vote at the Annual Meeting. On the record date, there were 16,149,871 common shares outstanding and entitled to vote. Thus, the holders of 807,494 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. If there is no quorum at the adjourned meeting within half an hour, persons who are present and who are or represent by proxy one or more persons entitled to vote at such meeting will constitute quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file at www.sec.gov within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. We will also file a report on voting results on SEDAR at www.sedar.com.

WHAT PROXY MATERIALS ARE AVAILABLE  ON THE INTERNET?

The proxy statement and the Annual Report on Form 10-K are available at www.sophiris.com and at www.sedar.com.

PROPOSAL 1

SETTING THE NUMBER OF DIRECTORS

Under our Articles, the Shareholders of the Company are required to set the number of Directors of the Company by ordinary resolution. The Board of Directors is recommending that the number of directors be set at six at the Annual Meeting.

In order to be approved, the resolution for Proposal 1 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting and entitled to vote, either in person or represented by proxy.

The Board of Directors Recommends a Vote “For” Proposal 1.

PROPOSAL 2

ELECTION OF DIRECTORS

The Board of Directors consists of six directors. There are six nominees for director this year. Directors of the Company are elected at each annual general meeting of the Company and hold office until the next annual meeting of the Company, unless the office is earlier vacated in accordance with the Articles of the Company or the Business Corporations Act (British Columbia) (the “BCBCA”) or he or she becomes disqualified to act as a director. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders prior to our initial public offering, with the exception of Gerald T. Proehl and Joseph L. Turner, who were appointed by our Board of Directors. It is the Company’s policy to invite nominees for directors to attend the annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of affirmative votes will be elected.

The Board of Directors adopted a policy that requires, in an uncontested election of directors, any nominee for election as a director who receives a greater number of votes “withheld” than votes “for” to tender his or her resignation to the Board promptly following the Annual Meeting. The Corporate Governance and Nomination Committee will consider the offer of resignation and make a recommendation to the Board on whether to accept it. In considering whether or not to recommend acceptance of the resignation, the Corporate Governance and Nomination Committee will consider all factors deemed relevant by members of such Committee. The Corporate Governance and Nomination Committee will be expected to recommend acceptance of the resignation except in situations where the consideration would warrant the applicable director continuing to serve on the Board. The Board will make its final decision and announce it in a news release within 90 days following the Annual Meeting. A director who tenders his resignation pursuant to this policy will not participate in any meeting of the Board or the Corporate Governance and Nomination Committee at which the resignation is considered.

Nominees

The Board of Directors does not contemplate that any of its nominees will be unable to serve as a director. If any vacancies occur in the slate of nominees listed above before the Annual Meeting, then the proxyholders named in the accompanying form of proxy intend to exercise discretionary authority to vote the shares represented by proxy for the election of any other persons as directors.

The Corporate Governance and Nomination Committee has identified and evaluated nominees who have high personal and professional integrity, have demonstrated ability and sound judgment and are effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to recommend that person as a nominee for director, as of the date of this proxy statement.

Name, Place of Residence and Offices Held	Age	Period served as Director	Number and Type of Securities Held (1)
Dr. Lars Ekman California, USA Executive Chairman and Director	64	November 2010 to present	10,183 common shares(*) 29,768 stock options

Jim Heppell British Columbia, Canada Director	58	May 2003 to present	219,571 common shares (1.4%) 18,902 stock options 23,712 common share purchase warrants

Dr. John (Jack) Geltosky Pennsylvania, USA Director	68	September 2008 to present	17,556 stock options

Gerald T. Proehl San Diego, USA Director	55	March 2014 to present	16,500 stock options

Joseph L. Turner Colorado, USA Director	62	August 2013 to present	16,500 stock options

Randall E. Woods California, USA Chief Executive Officer, President and Director	62	October 2012 to present	12,500 common shares (*) 524,870 stock options

(1)	Number and type of securities held include securities which the nominee may be deemed to be a beneficial owner.
(*)	Represents beneficial ownership of less than 1% of our outstanding common shares.

Dr. Lars Ekman, Executive Chairman

Dr. Ekman has been our Executive Chairman since April 2011 and a member of our Board since November 2010. He served as our President from April 2011 to August 2012. Dr. Ekman also currently serves as an executive partner of Sofinnova Ventures, a venture capital fund, a position he has held since April 2008. From January 2001 to December 2007, Dr. Ekman was Executive Vice President and President of Research & Development at Elan Pharmaceuticals, a neuroscience-focused biotechnology company. Prior to joining Elan, Dr. Ekman was Executive Vice President, Research and Development at Schwartz Pharma AG, a biopharmaceutical company, from February 1997 to January 2001. Prior to joining Schwartz, Dr. Ekman served in various senior executive roles at Pharmacia (now Pfizer), a pharmaceutical company, for over 16 years. Dr. Ekman serves on the Board of Directors of Prothena Biosciences Limited, Amarin Corporation plc, InterMune Inc., Ocera Therapeutics and Cebix Incorporated, a private company. Dr. Ekman is a board certified surgeon with a Ph.D. in experimental biology. He obtained his Ph.D. and M.D. from the University of Gothenburg, Sweden. Based on Dr. Ekman’s senior management experience in the biopharmaceutical industry, his scientific background and his knowledge of and perspective on the company, the Board believes Dr. Ekman has the appropriate set of skills to serve on our Board.

Dr. John (Jack) Geltosky, Director

Dr. Geltosky has served on our Board since September 2008. He is currently Managing Director of JEG and Associates, LLC, a business development consultancy firm focused on biotech and pharmaceuticals, a position he has held since September 2011. From October 2007 to September 2011, Dr. Geltosky served as Senior Vice President of Business Development for Arizona Technology Enterprises, the technology transfer arm of Arizona State University. Prior to Arizona Technology Enterprises, Dr. Geltosky was Vice President of External Science, Technology and Licensing at Bristol Myers Squibb, or BMS, a public pharmaceuticals company, where he was responsible for the acquisition and licensing of, as well as coordinating due diligence efforts on, potential in- and out-licensing candidates. Prior to joining BMS, Dr. Geltosky was President and Chief Executive Officer of Message Pharmaceuticals, Inc., a pharmaceutical company. Prior to Message Pharmaceuticals, he was Vice President, Scientific Licensing, Worldwide Business Development at SmithKline Beecham (now GlaxoSmithKline). For 10 years, Dr. Geltosky held roles of increasing responsibility within Johnson & Johnson. Dr. Geltosky began his career as a research scientist at E.I. DuPont. Dr. Geltosky holds a B.S. in chemistry from Memphis State University and a Ph.D. in biochemistry from the California Institute of Technology. Based on Dr. Geltosky’s senior management experience in the biotechnology industry and his scientific background as well as his experience evaluating drug candidates, the Board believes Dr. Geltosky has the appropriate set of skills to serve on our Board.

Jim Heppell, Director

Mr. Heppell was our founding Chief Executive Officer and President and has served on our Board since May 2003. He is President of BC Advantage Funds (VCC) Ltd., a venture capital corporation located in British Columbia, a position he has held since July 2005. Prior to his involvement with BC Advantage Funds, Mr. Heppell was co-founder, Chief Executive Officer and Fund Manager of the Advantage Life Science Fund I. Mr. Heppell is a director of BC Advantage Funds (VCC) Ltd. and Venturi Ventures Inc., a medical device firm, and Chairman or director of a number of private life science companies. Previously, Mr. Heppell was Chairman of Inovio Biomedical Corp., a public biotechnology company. Mr. Heppell has a B.Sc. degree in microbiology and an LL.B. from the University of British Columbia. Based on Mr. Heppell’s experience investing in and building life science companies as well as his experience serving on the boards of other public and private life science companies, the Board believes Mr. Heppell has the appropriate set of skills to serve on our Board.

Gerald T. Proehl, Director

Mr. Proehl has served on our Board since March 2014. He most recently served as the President, Chief Executive Officer and director of Santarus, Inc., a position he held from January 2002, until its acquisition by Salix Pharmaceuticals, Inc. in January 2014. From March 2000 through December 2001, Mr. Proehl was the President and Chief Operating Officer of Santarus. From April 1999 to March 2000, Mr. Proehl served as Vice President, Marketing and Business Development of Santarus. Prior to joining Santarus, Mr. Proehl was with Hoechst Marion Roussel, Inc., a global pharmaceutical company, for 14 years. At Hoechst Marion Roussel, he served in various capacities in multiple therapeutic areas and was responsible for the marketing of gastrointestinal products Carafate and Pentasa, among products in several other therapeutic areas. Mr. Proehl serves on the Board of Directors of Auspex Pharmaceuticals Inc. Mr. Proehl holds a B.S. in education from the State University of New York at Cortland, an M.A. in exercise physiology from Wake Forest University and an M.B.A. from Rockhurst College. Based on Mr. Proehl’s senior management experience in the biopharmaceutical industry and his extensive experience in commercial and business development in the pharmaceutical sector, the Board believes Mr. Proehl has the appropriate set of skills to serve on our Board.

Joseph L. Turner, Director

Mr. Turner has served on our Board since August 2013. Mr. Turner retired from active employment in 2006 and currently serves on the board of directors of several companies. Beginning in 1999, Mr. Turner served as the Chief Financial Officer at Myogen, Inc., a pharmaceutical company, until the sale of the company to Gilead Sciences in 2006. Prior to that experience, from 1997 to 1999, Mr. Turner served as Chief Financial Officer at Centaur Pharmaceuticals, a pharmaceutical company, and from 1992 to 1997, Mr. Turner served as Chief Financial Officer at Cortech, Inc., a biopharmaceutical company. Mr. Turner has also served in other finance roles including Director of Finance, Eli Lilly and Company (Switzerland), a biopharmaceutical company, and Treasurer, Eli Lilly and Company (Switzerland). He serves on the Board of Directors of four pharmaceutical companies: Kythera Biopharmaceuticals Inc., Alexza Pharmaceuticals, Inc., Corcept Therapeutics, Inc. and BioClin Therapeutics, Inc. Previously, he has served on the boards of NovaCardia, Inc., Sequel Pharmaceuticals, ApoLogic Inc., SGX Pharmaceuticals, Allos Therapeutics, Inc., and QLT Inc. Mr. Turner received a B.A. in chemistry from Swarthmore College, an M.A. in molecular biology from the University of Colorado at Boulder and an M.B.A. from the University of North Carolina at Chapel Hill. The Board believes that Mr. Turner possesses specific attributes that qualify him to serve on our Board, including his years of experience in the biotech and pharmaceutical industries and his finance experience.

Randall E. Woods, Director, President & Chief Executive Officer

Mr. Woods has been our Chief Executive Officer and President since August 2012 and a member of our Board since October 2012 and brings with him 40 years of biotech and pharmaceutical leadership experience. Prior to joining Sophiris, Mr. Woods was serving as a consultant to a number of private biotechnology companies. From September 2007 until September 2011, Mr. Woods was President and Chief Executive Officer of Sequel Pharmaceuticals, a private biotechnology company. Mr. Woods was the President and Chief Executive Officer of NovaCardia, Inc., a pharmaceutical company focused on cardiovascular diseases, until its acquisition by Merck & Co. From May 1996 until July 2003 and prior to NovaCardia, Mr. Woods was President and Chief Executive Officer of Corvas International, Inc., a publicly held biopharmaceutical company focused on cardiovascular disease and cancer, until its acquisition by Dendreon Corporation in July 2003. Before joining Corvas, he served as President of Boehringer Mannheim’s U.S. pharmaceutical operations from March 1994 until March 1996 and was Vice President of marketing and sales at Boehringer Mannheim from December 1993 to February 1994. Prior to that he spent 20 years at Eli Lilly & Company in various sales and marketing positions from 1973 to December 1993. Mr. Woods is a past Chairman for the advisory board of UC San Diego’s Sulpizio Family Cardiovascular Center and is a past Chairman of the Board of Directors for BIOCOM, a life science industry association in Southern California. Mr. Woods serves on the Board of Directors of Arena Pharmaceuticals and is Chairman of the Board of Sorbent Therapeutics. He received his B.S. in biology and chemistry from Ball State University and an M.B.A. in marketing from Western Michigan University. Based on Mr. Woods’ expertise and extensive experience in biotechnology and service as our Chief Executive Officer and President, the Board believes Mr. Woods has the appropriate set of skills to serve on our Board.

The Board of Directors Recommends a Vote “For” Each Nominee

Information Regarding the Board of Directors and Corporate Governance

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of six members. The primary responsibilities of our Board are:

•	the adoption of a strategic planning process and the approval and review, at least annually, of our strategic business plan proposed by management, including a statement of vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate;

•	the identification of the principal risks of our business and overseeing the implementation of appropriate systems to manage these risks;

•	succession planning, including appointing, training and monitoring senior management and, in particular, the Chief Executive Officer;

•	overseeing the integrity of members of management and a culture of integrity throughout the company; and

•	overseeing the development and application of our internal control and management information systems.

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that four of our six directors, Dr. Geltosky and Messrs. Heppell, Turner, and Proehl, are independent directors, as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.

Board Leadership Structure

Our Board is currently chaired by our Executive Chairman, Lars Ekman. Dr. Ekman served as our President from April 2011 to August 2012 and is therefore not independent. On a regular basis, the directors, other than those who are also members of management, are given an opportunity to meet privately. At a minimum, the Board meets quarterly without the presence of employee-directors.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Corporate Governance and Nomination Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met seventeen times during the last fiscal year, seven times in executive session. All directors who served in 2013, except Mr. Sobti, attended at least 75% of the aggregate number of meetings of the Board, held during the portion of the last fiscal year for which they were directors. Mr. Sobti resigned from our Board on July 8, 2013 at which point in time Mr. Sobti had attended 67% of our Board meetings held through July 8, 2013.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nomination Committee. The following table provides Committee membership at December 31, 2013 and meeting information for fiscal 2013 for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nomination
John (Jack) Geltosky, Ph.D.	X	X*	X
Jim Heppell		X	X*
William Rohn	X*		X
Joseph T. Turner	X	X
Total meetings in fiscal 2013	5	3	0

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that, except as specifically described below, each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee currently consists of Messrs. Turner (chair) and Proehl and Dr. Geltosky. Mr. Rohn resigned from our Audit Committee effective April 1, 2014. Our board of directors has determined that each of Messrs. Turner and Proehl and Dr. Geltosky are independent directors under NASDAQ Marketplace Rules and under Rule 10A-3 under the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with NASDAQ audit committee requirements and is financially literate, as required by Canadian securities laws. In arriving at this determination, the board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The functions of the Audit Committee, as set out in a written charter adopted by our Board, include:

•	recommending the following to the Board: (i) the independent registered public accounting firm to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the company; and (ii) the compensation of the independent registered public accounting firm;

•	overseeing the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the company, including the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting;

•	pre-approving all non-audit services to be provided to the company or its subsidiary entities by our independent registered public accounting firm in accordance with the pre-approval process noted below;

•	reviewing our financial statements, management’s discussion and analysis of financial condition and results of operations and annual and interim earnings press releases before the company publicly discloses this information;

•	ensuring that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from our financial statements, and must periodically assessing the adequacy of those procedures;

•	establishing procedures for: (i) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the company of concerns regarding questionable account or auditing matters; and

•	reviewing and approving our hiring policies regarding partners, employees and former partners and employees of the present and former independent registered public accounting firm of the company.

Our Board has determined that Messrs. Turner and Proehl qualify as Audit Committee financial experts within the meaning of Securities and Exchange Commission (“SEC”) regulations and meets the financial sophistication requirements of the NASDAQ Listing Rules. In making this determination, our board has considered formal education and the nature and scope of experience that they have previously had with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Our Board has adopted a written charter for the Audit Committee that is available on our website, http://investors.sophiris.com/governance.cfm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://investors.sophiris.com/governance.cfm. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Sophiris’ audited financial statements as of and for the year ended December 31, 2013.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (US), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP (US) their independence, and received from PricewaterhouseCoopers LLP (US) the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP (US), with and without management present, the scope and results of PricewaterhouseCoopers LLP (US)’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Audit Committee also has recommended to the Board that PricewaterhouseCoopers LLP (US) be engaged as our independent registered public accounting firm for the fiscal year ended December 31, 2014. Shareholders are being asked to reappoint PricewaterhouseCoopers LLP (US) at the Annual Meeting.

Audit Committee
Joseph L. Turner, Chairman
John (Jack) Geltosky, Ph.D.
William Rohn

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Sophiris under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

Our Compensation Committee currently consists of Dr. Geltosky (chair) and Messrs. Heppell and Turner. Our Board has determined that each of Dr. Geltosky and Messrs. Turner and Heppell are independent under the NASDAQ listing standards and Canadian securities laws, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The functions of the Compensation Committee, as set forth in the committee’s written charter adopted by our Board, include:

•	establishing and monitoring our long-range plans and programs for attracting, retaining, developing and motivating employees;

•	reviewing recommendations for the appointment of persons to senior executive positions;

•	considering terms of employment and matters of compensation, including assessing the achievement of corporate as well as individual objectives for the purpose of calculating annual cash bonuses and recommending awards under our incentive stock option plan for the Chief Executive Officer and senior executive officers;

•	reviewing and approving all employment agreements, separation and severance agreements and other compensatory contracts, arrangements, prerequisites and payments for senior executive officers to ensure such agreements are consistent with our general compensation goals; and

•	periodically reviewing our incentive-compensation and equity-based plans and making recommendations to the Board regarding such plans.

Our Board has adopted a written charter for the Compensation Committee that is available on our website at http://investors.sophiris.com/governance.cfm.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee did not independently engage any outside consultant as a compensation consultant. During the year ended December 31, 2013, the Company engaged Barney & Barney LLC, an outside compensation consulting firm and Frederic W. Cook, an outside compensation consulting firm, to review the Company’s compensation policies and to conduct a competitive compensation assessment for the Company’s employees including its named executive officers. The assessments completed by both Barney & Barney LLC and Frederic W. Cook were presented to the Compensation Committee in conjunction with the Compensation Committee’s review of the compensation of the Company’s named executive officers.

The Compensation Committee received information from Barney & Barney LLC and Frederic W. Cook about potential conflicts of interest and has analyzed whether the work of Barney & Barney LLC and Frederic W. Cook as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Barney & Barney LLC and Frederic W. Cook ; (ii) the amount of fees from the Company paid to Barney & Barney LLC and Frederic W. Cook as a percentage of each firm’s total revenue; (iii) Barney & Barney LLC’s and Frederic W. Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Barney & Barney LLC and Frederic W. Cook or the individual compensation advisors employed by Barney & Barney LLC and Frederic W. Cook with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the individual compensation advisors employed by Barney & Barney LLC and Frederic W. Cook. Based on these factors, the Compensation Committee determined that there were no conflicts of interest with respect to Barney & Barney LLC and Frederic W. Cook providing services to the Compensation Committee.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held around the end of each fiscal year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive share ownership information, company share performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

We have established a Compensation Committee, which has and will make decisions relating to compensation of our executive officers. None of our current or former executive officers serves as a member of the Compensation Committee. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nomination Committee

Our Corporate Governance and Nomination Committee currently consists of Messrs. Heppell (chair) and Proehl and Dr. Geltosky. Mr. Rohn resigned from our Corporate Governance and Nomination Committee effective April 1, 2014. Our Board has determined that each of Dr. Geltosky and Messrs. Heppell and Proehl are independent under the NASDAQ listing standards and Canadian securities laws, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The functions of the Corporate Governance and Nomination Committee, as set forth in the committee’s written charter adopted by our Board, include, among other things:

•	nominating a balanced mix of Board members with appropriate experience and expertise who will best serve the interests of the company and enhance shareholder value;

•	reviewing director candidates properly submitted by the Company’s shareholders;

•	reviewing and evaluating the Board’s committee structure and recommending to the Board for its approval directors qualified to serve as members of each committee;

•	regularly reviewing issues and developments related to corporate governance;

•	reviewing succession planning;

•	assessing the performance of the Board, all committees thereof and individual directors; and

•	ensuring that the company’s policies on continuous disclosure and communications with analysts are updated as required and are provided to all new directors and senior officers.

Our Board has adopted a written charter for the Corporate Governance and Nomination Committee that is available on our website at http://investors.sophiris.com/governance.cfm.

Other Matters Regarding the Board of Directors and Corporate Governance

Shareholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Sophiris Bio Inc. at 1258 Prospect Street, La Jolla, California, 92037, Attention: Peter T. Slover. Each communication must set forth: the name and address of the Company shareholder on whose behalf the communication is sent; and, the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. A copy of the code is available on our website at www.sophiris.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Corporate Cease Trade Orders or Bankruptcies

During the ten years preceding the date of this proxy statement, no nominee for director of the Company is currently or has been:

(a)	a director, chief executive officer or chief financial officer of any company that:

(i)	was the subject of a cease trade, an order similar to a cease trade order or an order that denied such company access to any exemption under securities legislation that was in effect for a period of more than thirty consecutive days (an “Order”) while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)	was subject to such an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer in the company that was the subject of the Order and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

Individual Bankruptcies

During the ten years preceding the date of this proxy statement, no nominee for director of the Company has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties and Sanctions

None of the proposed nominees for election as a director of the Company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, has entered into a settlement agreement with any securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for the proposed director.

Disclosure of Corporate Governance Practices

National Instrument 58-101 Disclosure of Corporate Governance Practices requires companies to disclose the corporate governance practices that they have adopted. A description of the corporate governance practices adopted by the Company is set out in the attached Appendix “A”.

Proposal 3

Appointment of Independent Registered Public Accounting Firm

The Audit Committee and the Board have recommended that PricewaterhouseCoopers LLP (US) be reappointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 . PricewaterhouseCoopers LLP (US) has audited the Company’s financial statements since 2013. BCBCA requires the shareholders of the Company to appoint the Independent Registered Public Accounting Firm for the Company.

The Board Of Directors Recommends

A Vote “For” Proposal 3.

Principal Accountant Fees and Services

PricewaterhouseCoopers (US) was first appointed as the independent registered public accounting firm of the Company for our financial statement audit for the year ended December 31, 2012, effective January 10, 2013, in connection with the relocation of the head office of the Company to San Diego, California. At the request of the Audit Committee, PricewaterhouseCoopers LLP (Canada) resigned as the external auditors of the Company effective as of the same date. There were no disagreements and no reportable events in connection with the resignation of PricewaterhouseCoopers LLP (Canada). The Audit Committee of the Company approved the appointment of PricewaterhouseCoopers LLP (US).

The amounts included for the year ended December 31, 2013 represent aggregate fees billed, through the date of the filing of this Proxy Statement, to the Company by PricewaterhouseCoopers LLP (US) related to their engagement for services performed for the year ended December 31, 2013. The amounts included for the year ended December 31, 2012 represent the aggregate fees billed to the Company by both PricewaterhouseCoopers LLP (US) and PricewaterhouseCoopers LLP (Canada) related to their engagement for services performed for the year ended December 31, 2012. All fees described below were pre-approved by the Audit Committee.

	For the Year Ended December 31,
	2013	2012
	(in thousands)
Audit Fees(1)	$1,071	$669
Audit-related Fees(2)	—	147
Tax Fees(3)	217	47
All Other Fees	—	—

Total Fees	$1,288	$863

(1)	Audit fees consist of fees billed for professional services by PricewaterhouseCoopers, LLP for audit and quarterly reviews of our financial statements. Audit fees also include fees for services associated with periodic reports and other documents filed with the SEC, such as fees related to our S-1 and S-8 registration statements filed in each of 2013 and 2012, including documents issued in connection with those filings such as consents.
(2)	The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements which are not included under the heading “Audit Fees” and for services associated with the preparation of US GAAP financial statements.
(3)	Represents fees for preparation of federal, state and foreign income tax returns and related schedules and calculations, totaling $28,000 and $27,000 in 2013 and 2012, respectively, including $189,000 and $20,000 in fees for general consultation regarding federal and foreign income tax matters in 2013 and 2012, respectively.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP (US). The Audit Committee has not adopted a formal written policy for the pre-approval of audit and non-audit services, but generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may also be given by Mr. Turner, the Chair of the Audit Committee who has been delegated pre-approval authority by the Audit Committee, but the pre-approval decision must be communicated to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position(s)
Randall E. Woods	62	Chief Executive Officer, President and Director
Allison Hulme, Ph.D.	51	Chief Operating Officer and Head of Research and Development
Peter T. Slover	39	Chief Financial Officer

Mr. Woods’ biographical information is set forth above under Proposal 2.

Dr. Allison Hulme, Chief Operating Officer and Head of Research and Development

Dr. Hulme has been our Chief Operating Officer and Head of Research and Development since April 2011, and she brings over 20 years of drug development experience to the company. From January 2005 to October 2009, Dr. Hulme served as Executive Vice President of Autoimmune, Tysabri, Global Development and Head of Autoimmune and Tysabri Franchise at Elan Corporation, plc (also known as Elan Pharmaceuticals), a neuroscience-focused biotechnology company. She served as Executive Vice President and head of global development at Elan Pharmaceuticals from October 1995 to January 2005. Previously, Dr. Hulme held several positions in clinical research at Glaxo Wellcome Pharmaceuticals and served as lecturer at Luton University. Dr. Hulme holds a first class honors Degree in Science from Luton University and a Ph.D. from Cranfield Institute of Technology.

Peter T. Slover, Chief Financial Officer

Mr. Slover has been our Chief Financial Officer since January 2013. He served as our Head of Finance and Principal Accounting Officer from April 2012 to January 2013. From April 2004 to April 2012, Mr. Slover held a variety of significant management positions at Anadys Pharmaceuticals, Inc., a public biotechnology company, including Vice President, Finance and Operations, a position that he held from July 2009 to April 2012, Senior Director, Finance and Corporate Controller, Senior Manager, Financial Reporting and Internal Controls and Manager of Financial Reporting. Prior to joining Anadys, Mr. Slover was an auditor at KPMG LLP, where he spent seven years in public accounting. Mr. Slover is a Certified Public Accountant in the State of California. He received a B.S. in Business Administration from Shippensburg University.

EXECUTIVE AND DIRECTOR COMPENSATION

Our principal executive officer and our next two highest compensated executive officers other than the principal executive officer for the year ended December 31, 2013 (the “named executive officers”) are:

•	Randall E. Woods, our Chief Executive Officer and President

•	Peter T. Slover, our Chief Financial Officer

•	Dr. Allison Hulme, our Chief Operating Officer and Head of Research and Development

Summary Compensation Table

The following table sets forth total compensation awarded to, earned by or paid to our named executive officers for the last two completed fiscal years.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)		Total compensation ($)
Randall E. Woods(3) Chief Executive Officer and President	2013 2012	437,750 159,375	1,142,343 787,985	218,875 71,719	50,905 18,487	(4)	1,849,873 1,037,566
Peter T. Slover(5) Chief Financial Officer	2013 2012	293,409 174,292	549,470 80,838	146,705 62,745	12,647 1,286	(6)	1,002,231 319,161
Allison Hulme, Ph.D. Chief Operating Officer and Head of Research and Development	2013 2012	339,900 330,000	580,401 —	169,950 148,500	159,167 139,786	(7)	1,249,418 618,286

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable fiscal year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” (“ASC 718”) and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2013. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common shares underlying such stock options. The exercise price for stock option awards granted prior to August 16, 2013, the date our shares were listed on the NASDAQ Global Market, to our named executive officers were denominated in Canadian dollars on the date of the grant and were converted to U.S. dollars using the U.S. dollar per Canadian dollar exchange rate on the date of grant of the stock option, as indicated in the “Outstanding Equity Awards at Fiscal Year End” table below. The U.S. dollar per Canadian dollar exchange rates used for such conversion were 1.0157, 1.012 and 1.0036 for the January 10, 2013, October 4, 2012 and April 4, 2012 option grant dates, respectively. The exercise price for stock option awards granted after August 16, 2013 were denominated in U.S. dollars.
(2)	Amounts shown represent performance bonuses earned for the applicable fiscal year. The performance bonus for 2012 was paid in August 2013 upon the completion of our US IPO on the NASDAQ. The performance bonus for 2013 was paid in the first quarter of 2014.
(3)	Mr. Woods was hired effective August 16, 2012. The salary and non-equity incentive plan payment for 2012 reflects the amount earned from Mr. Wood’s hire date through December 31, 2012.
(4)	Includes: (i) $17,382, which represents payments made by the Company to Mr. Woods for medical insurance, in lieu of providing Mr. Woods’ medical benefits, (ii) $16,259, which represents a gross-up payment to Mr. Woods for applicable federal and state taxes related to the payments for such insurance (iii) $10,200 of matching contributions paid under the terms of our 401(k) plan, (iv) the value of Company paid premiums of $2,232 for life, accidental death and dismemberment and long-term disability insurance and (v) $4,831 as the benefit of group term life insurance in excess of Internal Revenue Service limits.
(5)	Mr. Slover was hired effective April 4, 2012 as our Head of Finance and Principal Accounting Officer and became our Chief Financial Officer effective January 10, 2013. The salary and non-equity incentive plan payment for 2012 reflect the amount earned from Mr. Slover’s April 2012 hire date through December 31, 2012.

(6)	Includes (i) $10,200 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of Company paid premiums of $1,918 for life, accidental death and dismemberment and long-term disability insurance and (iii) $529 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.
(7)	Includes reimbursed commuting costs for Dr. Hulme’s travel from her residence to San Diego. Includes reasonable expenses for temporary housing, airfare and car service while Dr. Hulme is living in San Diego. All commuting reimbursement amounts are grossed up for applicable federal and state taxes. The table below outlines the costs reimbursed and related tax gross-ups during 2013:

Type of expenses reimbursed	Expense	Gross-up on Reimbursed Expense	Total
Temporary Housing	$44,400	$38,211	$82,611
Airfare	21,078	18,140	39,218
Car Service	15,578	10,824	23,402

Total			$145,231

Also included as a component of other compensation is (i) $10,200 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of company paid premiums of $2,053 for life, accidental death and dismemberment and long-term disability insurance and (iii) $1,683 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.

Annual Base Salary.

The Compensation Committee of the Board approved the following 2013 base salaries for our named executive officers, which became effective on January 1st, except as provided below with respect to Mr. Slover.

Name	Fiscal 2013 Base Salary ($)	Fiscal 2012 Base Salary ($)
Randall E. Woods	437,750	425,000
Peter T. Slover(1)	295,000	235,000
Allison Hulme, Ph.D.	339,900	330,000

(1)	Mr. Slover’s base salary was $235,000 as of January 1, 2013 and was increased to $295,000 effective on January 10, 2013, upon the Board of Directors’ approval of his promotion to Chief Financial Officer.

Annual Performance-Based Bonus Opportunity.

In addition to base salaries, our named executive officers are eligible to receive an annual performance-based cash bonus, which is designed to provide an appropriate incentive to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The amount of the performance-based bonus, if any, an executive earns is based on the achievement of certain corporate and individual performance goals recommended by the Compensation Committee and approved by the Board in the beginning of the year to which the bonus relates. There is no minimum or maximum bonus established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. At the end of the year, the Compensation Committee recommends and our Board approves the extent to which the corporate and individual goals have been achieved, based on achievement of the corporate and individual goals and management’s review and recommendation, except our executives do not make recommendations with respect to their own achievement. The Board may award a bonus in an amount above or below the target bonus, based on factors that the Board determines, with input from the Compensation Committee, are material to our corporate performance and provide appropriate incentives to our executives. Pursuant to their employment agreements or offer letters, each named executive officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below.

Name	Target Bonus (%)
Randall E. Woods	50
Peter T. Slover	40
Allison Hulme, Ph.D.	50

The corporate and individual goals are determined by the Board based on the recommendation of the Compensation Committee and communicated to the named executive officers shortly following the beginning of each fiscal year. The corporate goals relate to our annual company goals and various business accomplishments which vary from time to time depending on our overall strategic objectives. The individual goals relate to each named executive officer’s specific job responsibilities and often to the executive’s performance towards reaching our corporate goals for the designated year. The proportional emphasis between corporate and individual goals does not necessarily involve a mathematical analysis or pre-established weighting of each goal. The Board may, but need not, establish a specific weighting amongst various corporate goals. The emphasis placed on goals may vary from time to time depending on our overall strategic objectives and the Compensation Committee’s and Board’s subjective determination of which goals have more impact on our performance.

For 2013, the corporate goals and relative overall weighting towards total corporate goal achievement were as follows:

•	Initiate the first pivotal study for PRX302 for the treatment of the symptoms of BPH (20%);

•	Complete a financing which enables the Company to advance to the next stage of clinical development (40%);

•	Complete certain activities with regulatory authorizes which allows for the advancement of the Company’s clinical program (25%)

•	Submit and have published in a peer reviewed journal the data related to the Company’s completed Triumph study (5%);

•	Complete certain activities related to the scale-up of our manufacturing to commercial scale (5%); and

•	Evaluate and consider certain opportunities which could enhance shareholder value (5%);

No individual goals were established for our named executive officers for 2013.

In early 2014, the Compensation Committee and our Board reviewed the 2013 corporate goals outlined above in detail, taking into consideration all circumstances, and determined that we achieved all of our 2013 corporate goals. The Compensation Committee recommended to the Board and the Board approved a 100% overall achievement of our 2013 corporate goals due to the following:

•	The Company initiated the first pivotal trial of PRX302 for the treatment of the symptoms of BPH in October 2013;

•	The Company completed its initial public offering in August 2013 raising gross proceeds of $65 million allowing the Company to commence the first pivotal trial of PRX302;

•	The Company completed a guidance meeting with the FDA in February 2013 prior to the initiation of the first pivotal trial of PRX302;

•	The Company’s Triumph study was published in the Journal of Urology in April 2013;

•	The Company completed activities related to the scale-up of our manufacturing to commercial scale; and

•	The Company completed a review of certain activities which could enhance shareholder value.

The Compensation Committee recommended to the Board and our Board determined that each of our named executive officers had contributed towards our corporate goal achievement and therefore should receive their full target bonus. In addition, the Board, based upon the recommendation from the Compensation Committee, determined that Mr. Slover earned a 2013 bonus above his target bonus amount (specifically, 25% more than his target, resulting in a total bonus equivalent to 50% of his base salary earned during 2013 in recognition of Mr. Slover’s exemplary individual performance in managing the IPO process and the listing requirements of both the Toronto Stock Exchange and the NASDAQ. Accordingly, the Board authorized the payment of the 2013 bonuses to our named executive officers in February 2014. Such bonus amounts were $218,875, $146,705 and $169,950 for Messrs. Woods and Slover and Dr. Hulme, respectively.

Long-Term Incentive Compensation.

Our long-term, equity-based incentive awards are designed to align the interests of our named executive officers and our other employees, non-employee directors and consultants with the interests of our shareholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

We use stock options as the primary incentive vehicle for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We generally provide initial grants in connection with the commencement of employment of our named executive officers and from time to time as our Board, often through recommendation by our Compensation Committee, determines appropriate. We also provide annual retention grants at shortly following the end of each year and performance-based grants when necessary to encourage our named executive officers to meet specific performance goals.

As of the date of the filing of this proxy statement, we have only granted stock options pursuant to our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.” All options are granted with an exercise price no less than the fair market value of our common shares on the date of grant of each award.

The Board, often through recommendation by the compensation committee, determines the number of stock options to be awarded to our executive officers and directors. Stock options are awarded to our directors as described below under the section “– Non-Employee Director Compensation.” Stock options are granted to reward individuals for current performance, expected future performance and value to the company. The size of awards made subsequent to the commencement of employment takes into account stock options already held by the individual. Stock options granted to our employees typically vest over a three-year period and may also vest subject to certain performance criteria.

In January 2013, the Board awarded a stock option grant to Mr. Slover of 24,153 shares in conjunction with his promotion to Chief Financial Officer. In addition, the Board awarded an adjustment stock option grant to Dr. Hulme of 16,306 shares to align her outstanding equity with the other named executive officers. In October 2013, the Board awarded stock option retention grants to our named executive officers. Messrs. Woods and Slover and Dr. Hulme were granted stock option awards covering 430,375 shares, 178,641 shares and 147,727shares, respectively. The purpose of these grants was to increase our named executive officer’s outstanding stock option balances to levels that are consistent with other life science companies that are of a similar size and stage of development as our company, based on market data that our outside compensation consultants provided to the Compensation Committee. Each of the 2013 stock options have a maximum term of five years from the date of grant. The vesting terms of the 2013 stock options are described further in the footnotes to the “– Outstanding Equity Awards at Fiscal Year End” table below.

In future periods, the need to grant additional stock option grants in the form of annual retention grants will be reviewed by the Compensation Committee or Board on at least an annual basis.

Perquisites, Health, Welfare and Retirement Benefits

Perquisites

In conjunction with the hiring of Dr. Hulme, we agreed to reimburse Dr. Hulme for regular travel costs from her residence to San Diego and for temporary housing in San Diego for a period of one year from her hire date. This reimbursement was extended for fiscal year 2013. All amounts are grossed up for applicable federal and state taxes. In conjunction with the hiring of Mr. Woods, we agreed to pay to Mr. Woods an amount necessary to reimburse him for the cost of his medical insurance in lieu of Mr. Woods receiving such insurance under our employee benefit plans. This payment is grossed up for applicable federal and state taxes. A schedule of reimbursed expenses and the related tax gross-ups for Dr. Hulme and Mr. Woods are included in the footnotes to our Summary Compensation Table.

Other than what is outlined above, we do not provide perquisites or personal benefits to our named executive officers.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

We also pay the premiums for term life insurance, accidental death and dismemberment and long-term disability insurance for all of our employees, including our named executive officers.

Retirement Benefits

In 2012, the Board authorized and directed management of the company to implement and maintain the Sophiris Bio Inc. 401(k) Plan, (the “401(k) Plan”), a retirement savings defined contribution plan established in accordance with Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), for the eligible employees of the company, including the current employee named executive officers. The 401(k) Plan was established effective as of January 1, 2012. Under this 401(k) Plan we provide safe harbor 401(k) matching contributions as discussed in the section below entitled “– Equity Compensation Plans and other Benefit Plans – 401(k) Plan.”

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans, non-qualified defined contribution plans or pension plans sponsored by us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth specified information concerning unexercised stock options and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2013.

Option Awards(1)
Number of Securities Underlying Unexercised Options
Name	Grant Date	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($)(2)	Option Expiration Date
Randall E. Woods	10/04/2012 10/25/2013	31,499 —	62,996 430,375	(3) (5)	14.67 4.41	10/03/2017 10/24/2018
Peter T. Slover	04/04/2012 04/04/2012 01/10/2013 10/25/2013	1,603 961 — —	3,204 — 24,153 147,727	(4) (4) (5)	23.47 23.47 12.22 4.41	04/03/2017 04/03/2017 01/09/2018 10/24/2018
Allison Hulme, Ph.D.	06/09/2011 06/09/2011 01/10/2013 10/25/2013	12,820 3,846 — —	6,410 — 16,306 178,641	(4) (4) (5)	28.84 28.84 12.22 4.41	06/08/2016 06/08/2016 01/09/2018 10/24/2018

(1)	All of the options were granted under our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”
(2)	Prior to August 16, 2013, the date of our listing on the NASDAQ Global Market, all stock options were granted with an exercise price denominated in Canadian dollars. Subsequent to August 16, 2013 all stock options were issued with an exercise price denominated in U.S. dollar. The Canadian dollar-denominated exercise price for options granted prior to August 16, 2013 have been converted to U.S. dollars using a U.S. dollar per Canadian dollar exchange rate of 0.9402, which was the year end rate as of December 31, 2013.

(3)	33% of the shares subject to the option vest and become exercisable from, August 16, 2012, Mr. Woods’ date of employment, with the remaining shares subject to the option vesting in equal annual installments over the next two years such that all shares subject to the options will be fully vested three years from the date of employment.
(4)	33% of the shares subject to the option vest and become exercisable one year from the date of grant with the remaining shares subject to the option vesting in equal annual installments over the next two years such that all shares subject to the options will be fully vested on the third anniversary of grant date.
(5)	33% of the shares subject to the option vest and become exercisable one year from the date of the grant with the remaining shares subject to option vesting in equal monthly installments over the next two years such that all shares subject to the option will be fully vested on the third anniversary of the grant date.

Employment Agreements with Executive Officers

We entered into an employment agreement with Mr. Woods on August 16, 2012, in connection with his commencement of employment as our Chief Executive Officer and President. Pursuant to the employment agreement, Mr. Woods is entitled to an annual base salary of $425,000 (as Mr. Woods was hired on August 16, 2012, he earned $159,375 of his annual salary during 2012), a discretionary performance bonus of 40% of Mr. Woods’ annual base salary, pro-rated for his partial year of service in 2012. In early 2013, the Board increased Mr. Woods’ target bonus percentage to 50% beginning with Mr. Woods’ 2012 bonus. Additionally, Mr. Woods’ employment agreement provided for a stock option grant and certain severance benefits upon a termination by us without cause and termination without cause or resignation for good reason in connection with a change of control of the company. The employment agreement also provides that Mr. Woods is subject to certain confidentiality and non-competition restrictions during and following the term of his employment with us and is further described in detail in the section below entitled “– Termination and Change of Control Benefits.”

We entered into an employment agreement with Mr. Slover on March 19, 2012, in connection with his commencement of employment as our Head of Finance and Principal Accounting Officer. Pursuant to the employment agreement, Mr. Slover is entitled to an annual base salary of $235,000 (as Mr. Slover was hired on April 4, 2012, he earned $174,292 of his annual salary during 2012), a discretionary performance bonus of 40% of Mr. Slover’s annual base salary, pro-rated for his partial year of service in 2012. Additionally, Mr. Slover’s employment agreement provided for stock option grants and that Mr. Slover is subject to certain confidentiality and non-competition restrictions during the term of his employment with us.

We entered into an employment agreement with Dr. Hulme on March 31, 2011, pursuant to which Dr. Hulme was entitled to an annual salary of $330,000, a discretionary performance bonus of 50% of Dr. Hulme’s annual base salary, pro-rated for her partial year of service in 2011. Additionally, Dr. Hulme’s employment agreement provided for additional benefits, including the stock option grants received in 2011and reimbursement for Dr. Hulme’s travel and temporary living costs from her hire date through July 1, 2012 while she is required to work at our offices in San Diego, plus a gross up payment for such expenses. In January 2014, the Board of Directors, based on a recommendation from the Compensation Committee, approved the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses, for 2013 and 2014 without making any change to her employment agreement or committing to reimbursement of these costs for periods beyond 2014. Dr. Hulme is subject to certain confidentiality and non-competition restrictions during and following the term of her employment with us.

Compensation Recovery Policies

The Board and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we will be required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our president and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Compensation Plans and Other Benefit Plans

Stock Option Plan

Our Amended and Restated 2011 Stock Option Plan, (“Plan”), was last approved by our shareholders on June 6, 2012. The purpose of the Plan is to provide a share-related mechanism to attract, retain and motivate qualified executives (including directors), employees and consultants of the company, each referred to herein as a “Participant,” to incent such individuals to contribute toward the long-term goals of the company, and to encourage such individuals to acquire shares of the company as long-term investments. The Plan is administered by a committee which shall, from time to time and in its sole discretion, determine those executives, employees and consultants of the company, if any, to whom options are to be granted. Presently, such committee is comprised of the members of the Compensation Committee, who make recommendations to the Board with respect to grants of options.

Subject to certain adjustments, the number of common shares which will be available for purchase pursuant to options granted under the Plan is 10% of the number of issued and outstanding common shares (on a non-diluted basis) on the particular grant date, (“Outstanding Issue”). If any option expires or otherwise terminates for any reason without having been exercised in full, the number of shares in respect of such expired or terminated option shall again be available for the purposes of granting options pursuant to the Plan. The maximum number of options which may be granted to any one Participant under the Plan within any 12-month period is 5% of the Outstanding Issue.

As of December 31, 2013, a total of 1,362,458 options have been granted and remain outstanding under the Plan (representing approximately 8.4% of the issued and outstanding common shares on a non-diluted basis) and a total of 252,529 options remain available for grant under the Plan (representing approximately 1.6% of the issued and outstanding common shares on a non-diluted basis).

The exercise price at which a Participant may purchase a common share upon the exercise of an option is the Market Value of such shares as of the grant date. The “Market Value” of the shares for a particular grant date is the closing trading price of the shares on the primary organized trading facility, as determined by the committee, on which the shares are listed on the trading day immediately preceding the grant date, subject to any adjustments as may be required to secure all necessary regulatory approvals; provided that if the shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary regulatory approvals, such value as is determined by the committee to be the fair value of the shares, taking into consideration all factors that the committee deems appropriate, including, without limitation, recent sale and offer prices of the shares in private transactions negotiated at arms’ length.

The vesting schedule for an option, if any, shall be determined by the committee. Notwithstanding the foregoing, the committee may elect, at any time, to accelerate the vesting schedule of one or more options in the event of certain triggering events set out in the Plan. Additionally, in the event of a change of control of the company, the options outstanding shall become immediately exercisable on such date the change of control has been deemed to have occurred. The Plan generally defines a change in control as the occurrence of either: (1) a person or entity, or a group thereof acting in concert, directly or indirectly acquires beneficial ownership of more than 50% of our then outstanding shares (on a non-diluted basis); or (2) a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the company are not individuals nominated by our then-incumbent Board.

The expiration date of an option granted under the Plan shall be no later than the 10th anniversary of the grant date of such option, except where an option expires during an black-out period in which case it will expire 10 business days after the black-out period is lifted and the company notifies the Participant of the extension of the expiration date. In the event that a Participant holds his or her option as a director or officer of the company and such Participant ceases to hold such position other than by reason of death or disability, the expiration date of the option shall be, unless otherwise expressly provided for in the option certificate, the 90th day following the date the Participant ceases to hold such position unless the Participant ceases to hold such position as a result of: (i) ceasing to meet the qualifications set forth in the corporate legislation applicable to the company; (ii) a special resolution having been passed by the shareholders of the company removing the Participant as a director of the company; or (iii) an order made by any regulatory authority having jurisdiction to so order, in which case the expiration date shall be the date the Participant ceases to hold such position.

In the event that a Participant holds his or her option as an employee or consultant of the company and such Participant ceases to hold such position other than by reason of death or disability, the expiration date of the option shall be, unless otherwise expressly provided for in the option certificate, the 90th day following the date the Participant ceases to hold such position, unless the Participant ceases to hold such position as a result of: (i) termination for cause; or (ii) an order made by any regulatory authority having jurisdiction to so order, in which case the expiration date shall be the date the Participant ceases to hold such position. If the Participant ceases to hold such position as a result of resigning or terminating his or her position, the expiration date shall be the 30th day following the date the Participant ceases to hold such position.

Subject to certain limited circumstances, options granted under the Plan are non-assignable and non-transferable.

Subject to the requisite shareholder and regulatory approvals set forth below, the committee may from time to time amend or revise an existing option or the Plan or the terms and conditions of any option thereafter to be granted provided however that no such amendment or revision may, without the consent of the Participant, (i) materially decrease the rights or benefits accruing to a Participant or (ii) materially increase the obligations of a Participant.

The committee may, subject to receipt of requisite shareholder and regulatory approval, make the following amendments to the Plan:

(i)	any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval;

(ii)	the addition of any form of financial assistance or any amendment to a financial assistance provision which is more favourable to participants under the Plan;

(iii)	a discontinuance of the Plan; and

(iv)	any other amendments that may lead to significant or unreasonable dilution in our outstanding securities or may provide additional benefits to eligible participants under this Plan, especially insiders of the company, at the expense of the company and our existing shareholders.

The committee may without shareholder approval, subject to receipt of regulatory approval, where required, in its sole discretion make all other amendments to the Plan or any option that are not of the type contemplated above including, without limitation:

(i)	amendments of a “housekeeping” nature including, but not limited to, of a clerical, grammatical or typographical nature;

(ii)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(iii)	a change to the vesting provisions of any option or the Plan;

(iv)	amendments to reflect any requirements of any regulatory authorities to which we are subject, including the NASDAQ;

(v)	a change to the termination provisions of an option which does not result in an extension beyond the original expiration date of such option;

(vi)	amendments to the definition of change of control;

(vii)	the addition of a cashless exercise feature, payable in cash or securities;

(viii)	a change to the class of participants that may participate under the Plan; and

(ix)	amendments to reflect changes to applicable laws or regulations.

Notwithstanding the foregoing, the company shall additionally obtain requisite shareholder approval in respect of amendments to the Plan or any option that are contemplated immediately above to the extent such approval is required by any applicable regulatory rules. Furthermore, if the exercise price of an option held by a Participant who is an insider of the company is reduced or if the term of an option held by a Participant who is an insider of the company is extended, the insider must not exercise the option at the reduced exercise price or with the extended term, as the case may be, until the reduction in exercise price or extension of the term has been approved by the disinterested shareholders of the company.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2):	1,362,458	$7.10	252,529
Equity compensation plans not approved by security holders:	None	N/A	N/A

Total	1,362,458	$7.10	252,529

(1)	The Canadian dollar-denominated exercise price has been converted to U.S. dollars using a U.S. dollar per Canadian dollar exchange rate on the date of grant.
(2)	Represents our common shares issuable pursuant to our stock option plan, the material terms of which are described above under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”

401(k) Plan

All of our full-time employees are eligible to participate in our 401(k) Plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) Plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $17,500 in 2013 (additional salary deferrals not to exceed $5,500 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) Plan. We provide a $1.00 match for every dollar our employees elect to defer up to 3% of their eligible compensation and a $0.50 match for every dollar our employees elect to defer in excess of 3% and up to 5% of their eligible compensation. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us, to the extent the amounts are included in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) Plan currently does not offer the ability to invest in our securities.

Termination and Change of Control Benefits

Pursuant to our Plan, all outstanding unvested stock options of our named executive officers shall become immediately exercisable on the date of a change of control, as further described in the section above entitled “– Equity Compensation Plans and other Benefit Plans – Stock Option Plan”.

The employment agreement we entered into with Mr. Woods in 2012 provides that upon a termination by us without cause (and other than due to Mr. Woods’ death or disability), Mr. Woods will be entitled to continued base salary for a severance period equal to 12 months and continued payment of health insurance benefits for up to 12 months. The base salary payments may be accelerated and paid in a lump sum if such payments would be subject to Section 409A of the Code. Additionally, in the event that Mr. Woods is terminated by us without cause (and other than due to Mr. Woods’ death or disability) or Mr. Woods resigns for good reason (including Mr. Woods’ resignation due to a relocation of his principle place of employment or material reduction of his base salary) within the one month period preceding or the twelve month period following a change of control (as defined in the Plan), all of Mr. Woods’ unvested stock options and other compensatory stock awards will become immediately vested and exercisable in full. The severance benefits provided under Mr. Woods’ employment agreement require that Mr. Woods agree to a release of claims against the company.

Non-Employee Director Compensation

Pursuant to our non-employee director compensation program, we compensate non-employee members of our Board for their services in the form of cash retainers and option grants under our Plan. From January 1, 2013 through September 30, 2013, we provided annual cash retainers of $30,000 to each of our non-employee members of the Board. The Chairman of the Board was entitled to receive an additional $15,000 cash retainer and the Chairman of the Audit Committee and the Chairman of the Compensation Committee received an additional $7,000 and $3,000 cash retainer, respectively. The director fees were paid quarterly, in arrears, as per the terms of the non-employee director’s compensation program.

On October 25, 2013, the Board of Directors approved changes to our non-employee director compensation program as outlined below which was retroactively effective to October 1, 2013.

Cash Payments

Annual retainer: $35,000

Additional Chairman of the Board annual retainer: $35,000

Additional Audit Committee Chair/member annual retainers: $15,000 and $7,500, respectively

Additional Compensation Committee Chair/member annual retainers: $10,000 and $5,000, respectively

Additional Corporate Governance and Nomination Committee Chair/member annual retainers: $7,000 and $3,500, respectively

All cash payments above will be paid in four equal quarterly payments. Any quarterly payment made to a non-employee director who has served less than 3 months at the time of each payment will be reduced pro-rata for the time that the individual did not serve in their respective capacity.

Equity Compensation

The last annual equity award granted to our Board of Directors was in 2011 for their service provided in 2010. In October 2013, the Board, after recommendation by the Compensation Committee, awarded a stock option grant covering16,500 shares to each of our directors, with the exception of Mr. Turner, in recognition of their service provided to the Company during fiscal years 2011 and 2012. In October 2013, Mr. Turner was awarded his initial appointment equity award in accordance with the 2013 Non-Employee Director Compensation Plan. In March 2014, Mr. Proehl was awarded his initial appointment equity award in accordance with the 2013 Non-employee Director Compensation Plan.

As part of the changes to our non-employee director compensation program that became effective in October, 2013, the Board determined that each non-employee director would be granted the following initial and annual equity awards. Upon the appointment of each non-employee director to the Board, each such director will be granted an initial option to purchase 16,500 shares of the Company’s common stock, which shares shall vest at the rate of 1/36th per month subject to the individual’s continued service through each such date.

On the date of each annual meeting of our stockholders, each continuing non-employee director will be granted an annual option to purchase 8,250 shares of the Company’s common stock, which shares shall vest at the rate of 1/12th per month, at the end of each month following the date of grant, subject to the individual’s continued service through each such date. The size of an annual grant made to a non-employee director who has served less than 12 months at the time of the annual meeting will be reduced pro-rata for the time that the individual did not serve as a non-employee director.

Stock options granted to our non-employee directors are granted under and subject to the terms of our Plan, as further described in the section above entitled “– Equity Compensation Plans and other Benefit Plans – Stock Option Plan” and generally vest over a one year period.

Director Compensation

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ending December 31, 2013:

Name	Fees earned or paid in cash ($)(3)	Option awards ($)(4)	Total ($)
Lars Ekman, M.D., Ph.D.	62,500	43,796	106,296
John (Jack) Geltosky, Ph.D.	38,408	43,796	82,204
Jim Heppell	35,492	43,796	79,288
Noah Knauf(1)	15,652	—	15,652
William R. Rohn	38,649	43,796	82,445
Amit Sobti(1)	15,994	—	15,994
Joseph L. Turner(2)	15,571	43,796	59,367

(1)	Mr. Knauf and Mr. Sobti resigned as directors on July 8, 2013.
(2)	Mr. Turner was appointed as a director in August 2013.
(3)	All of Mr. Heppell’s fees are paid in Canadian dollars. All Canadian dollar payments have been converted to U.S. dollars for purposes of this table using a quarterly U.S. dollar per Canadian dollar exchange rate for the first, second, third and fourth calendar year quarters of 2013 of 1.0086, 1.0235, 1.0383 and 1.0498, respectively.
(4)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2013 computed in accordance with ASC 718 and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2013.

All outstanding option-based awards for the non-employee directors of the company as of December 31, 2013 are set out in the following table:

	Option Awards(1)
		Number of Securities Underlying Unexercised Options
Name	Grant Date	(#) Exercisable	(#) Unexercisable		Option Exercise Price ($) (4)	Option Expiration Date
Lars Ekman, M.D., Ph.D.	02/16/2011	1,730	—		33.73	02/15/2016
	06/09/2011	11,538	—		28.85	06/08/2016
	10/25/2013	2,750	13,750	(2)	4.41	10/24/2018
John Geltosky, Ph.D.	09/03/2009	480	—		24.45	09/02/2014
	02/16/2011	576	—		33.73	02/15/2016
	10/25/2013	2,750	13,750	(2)	4.41	10/24/2018
Jim Heppell	09/03/2009	1,826	—		24.45	09/02/2014
	02/16/2011	576	—		33.73	02/15/2016
	10/25/2013	2,750	13,750	(2)	4.41	10/24/2018
William Rohn	02/16/2011	1,153	—		33.73	02/15/2016
	10/25/2013	2,750	13,750	(2)	4.41	10/24/2018
Joseph L. Turner	10/25/2013	2,750	13,750	(3)	4.41	10/24/2018

(1)	All of the options were granted under our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”

(2)	1/12th of the shares subject to this option shall vest and become exercisable monthly over a one year period.
(3)	1/36th of the shares subject to this option vest and become exercisable shall vest and become exercisable monthly over a three year period.
(4)	Prior to August 16, 2013, the date of our listing on the NASDAQ Global Market, all stock options were granted with an exercise price denominated in Canadian dollars. Subsequent to August 16, 2013 all stock options were issued with an exercise price denominated in U.S. dollar. The Canadian dollar-denominated exercise price for options granted prior to August 16, 2013 have been converted to U.S. dollars using a U.S. dollar per Canadian dollar exchange rate of 0.9402, which was the year end rate as of December 31, 2013.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital as of February 29, 2014 by: (1) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common shares; (2) each of our directors; (3) each of our named executive officers; and (4) all of our directors and current executive officers as a group.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Sophiris Bio Inc., 1258 Prospect Street, La Jolla, California 92037.

	Beneficial Ownership
Name and address of beneficial owner	Number of shares	Percent of Total
5% or greater shareholders
Tavistock Life Sciences Co.(1)	2,561,538	15.9%
440 Stevens Ave, Suite 100 Solana Beach, CA 92075
T. Rowe Price Associates Inc.(2)	1,614,228	10.0%
100 E. Pratt Street Baltimore, MD 21202
FMR LLC.(3)	1,413,268	8.9%
245 Summer Street Boston, MA 02210
Great Point Partners LLC(4)	1,379,660	8.5%
165 Mason Street, 3rd Floor Greenwich, CT 06830
Warburg Pincus Private Equity X, L.P.(5)	1,089,744	6.4%
450 Lexington Avenue New York, NY 10017
Invus Public Equities, L.P.(6)	1,000,000	6.2%
750 Lexington Avenue, 30th Floor New York, NY 10022
Directors and named executive officers
Randall E. Woods(7)	43,999	*
Allison Hulme(8)	22,102	*
Peter T. Slover(9)	16,898	*
Lars Ekman(10)	31,701	*
John Geltosky(11)	9,306	*
Jim Heppell(12)	253,934	1.6%
Gerald T. Proehl(13)	1,375	*
William Rohn(14)	13,249	*
Joseph L. Turner(15)	8,250	*
All current executive officers and directors as a group (nine persons)(16)	400,814	2.5%

*	Represents beneficial ownership of less than 1% of our outstanding common shares.

(1)	The information in the table and this note is derived from a Schedule 13G filed by Tavistock Life Sciences Co. with the SEC on August 26, 2013. Consists of 2,315,385 common shares of the Company that are beneficially owned by Boxer Capital, LLC (“Boxer Capital”) and 246,143 common shares of the Company that are beneficially owned by MVA Investors, LLC (MVA). Boxer Management is the managing member and majority owner of Boxer Capital. Joseph Lewis is the sole indirect owner and controls Boxer Management. MVA is the independent, personal investment vehicle of certain employees of Boxer Capital and Tavistock Life Sciences Company, which is a Delaware corporation and an affiliate of Boxer Capital and is controlled by employees of Tavistock Life Sciences Company that are members of MVA investors. As such, MVA Investors is not controlled by Boxer Capital, Boxer Management or Joseph Lewis. MVA is primarily engaged in the business of investing in securities. The principal business address of Boxer Capital, and MVA is: 440 Stevens Avenue, Suite 100, Solana Beach, CA 92075. The principal business address of both Boxer Asset Management and Joseph Lewis is: c/o Cay House P.O. Box N-7776 E.P. Taylor Drive Lyford Cay, New Providence, Bahamas.
(2)	The information in the table and this note is derived from a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2014. T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 198,416 of such common shares and sole dispositive power over 1,614,228 of such common shares . Price Associates has advised us that these securities are owned by various individual and institutional investors with respect to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934 (“Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	The information in the table and this note is derived from Schedule 13G filed by FMR LLC with the SEC on February 14, 2014. Consists of 1,431,268 common shares beneficially owned by Fidelity SelectCo, LLC (SelectCo), a wholly owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the SelectCo Funds). Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 1,431,268 common shares owned by the SelectCo Funds.
(4)	The information in the table and this note is derived from a Schedule 13G/A filed by Great Point Partners, LLC with the SEC on February 14, 2014. Consists of 1,379,660 common shares beneficially owned by Great Point Partners, LLC (Great Point), Dr. Jeffrey R. Jay, M.D., and Mr. David Kroin which have shared voting and dispositive power. Biomedical Value Fund, L.P. (BVF) is the direct beneficial owner of 334,168 shares. Biomedical Offshore Value Fund, Ltd. (BOVF) is the direct beneficial owner of 334,168 shares. Biomedical Institutional Value Fund, L.P. (BIVF) is the direct beneficial owner of 198,697 shares. Class D Series of GEP-PS, LP is the direct beneficial owner of 230,348. WS Investment II, LLC (WS) is the direct beneficial owner of 55,284 shares. David J. Morrison (Morrison) is the direct beneficial owner of 9,214 shares. Great Point is the investment manager of BVF, BOVF,BIVF, WS and Morrison, and by virtue of such status may be deemed to be the beneficial owner of the BVF, BOVF and BIVF, WS and Morrison shares. Each of Dr. Jeffrey R. Jay, M.D. (Dr. Jay), as senior managing member of Great Point, and Mr. David Kroin (Mr. Kroin), as special managing member of Great Point, has voting and investment power with respect to the BVF, BOVF, BIVF, WS and Morrison shares, and therefore may be deemed to be the beneficial owner of the BVF, BOVF, BIVF, WS and Morrison shares. Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BVF, BOVF, BIVF, US and Morrison shares, except to the extent of their respective pecuniary interests.
(5)	Consists of 320,513 shares of common stock and 769,231 common stock warrants that are immediately exercisable by Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P., both Delaware limited partnerships (together, “WP X”). Warburg Pincus X, L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X. Warburg Pincus X LLC, a Delaware limited liability company (“WP X LLC”), is the general partner of WP X GP. Warburg Pincus Partners LLC, a New York limited liability company (“WP Partners”), is the sole member of WP X LLC. Warburg Pincus & Co., a New York general partnership, (“WP”), is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of WP X. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(6)	The information in the table and this note is derived from a Schedule 13G filed by Invus Public Equities, L.P. with the SEC on August 16, 2013. Consists of 1,000,000 shares held by Invus Public Equities, L.P, Invus Public Equities Advisors, LLC, Artal International S.C.A., Artal International Management S.A., Artal Group S.A., Westend S.A., Stichting Administratiekantoor Westend and Mr. Pascal Minne all of which have shared voting and shared dispositive power over the shares.
(7)	Includes 12,500 shares and 31,499 shares subject to options exercisable within 60 days of February 28, 2014.
(8)	Includes 22,102 shares subject to options exercisable within 60 days of February 28, 2014.
(9)	Includes 4,680 shares and 16,898 shares subject to options exercisable within 60 days of February 28, 2014.
(10)	Includes 10,183 shares and 21,518 shares subject to options exercisable within 60 days of February 28, 2014.
(11)	Includes 9,306 shares subject to options exercisable within 60 days of February 28, 2014.
(12)	Includes 11,150 shares and 10,652 shares subject to options exercisable within 60 days of February 28, 2014. Also includes 188,560 shares and 21,368 common share purchase warrants beneficially owned by B.C. Advantage Funds (VCC) Ltd., 19,231 shares owned by Lions Liquidity Investment Fund I Limited Partnership and 630 shares and 2,344 common share purchase warrants owned by Lions Capital Corp., for which Mr. Heppell may be deemed to share voting and investment control. The share and common share purchase warrants beneficially owned by B.C. Advantage Funds (VCC) Ltd. have been pledged as security. Mr. Heppell disclaims ownership of such shares held by B.C. Advantage Funds (VCC) Ltd., Lions Liquidity Investment Fund I Limited Partnership and Lions Capital Corp., except to the extent of his pecuniary interest therein, if any.
(13)	Includes 1,375 shares subject to options exercisable within 60 days of February 28, 2014.
(14)	Includes 3,846 shares and 9,403 shares subject to options exercisable within 60 days of February 28, 2014. Mr. Rohn resigned from the Board effective April 1, 2014.
(15)	Includes 8,250 shares subject to options exercisable within 60 days of February 28, 2014.
(16)	Includes the shares and shares subject to options exercisable within 60 days of February 28, 2014 referred to in footnotes (7), (8), (9), (10), (11), (12), (13), (14) and (15).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2013, we believe that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were timely filed under Section 16(a) during fiscal year 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common shares, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common shares, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances of the proposed transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described above.

Requirements under the BCBCA and the Company’s Articles

To the best of our knowledge, there are no existing or potential conflicts of interest between the company and any of our directors or officers as a result of such individual’s outside business interests at the date hereof. However, certain of our directors and officers are, or may become, directors or officers of other companies with businesses which may conflict with our business. Accordingly, conflicts of interest may arise which could influence these individuals in evaluating possible transactions or in generally acting on behalf of the company. Pursuant to the BCBCA, directors are required to act honestly and in good faith with a view to the best interests of the company. As required under the BCBCA and our articles:

•	A director or executive officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or executive officer of the company, must promptly disclose the nature and extent of that conflict.

•	A director who holds a disclosable interest (as that term is used in the BCBCA) in a contract or transaction into which we have entered or proposes to enter may generally not vote on any directors’ resolution to approve the contract or transaction.

Generally, as a matter of practice, directors or executive officers who have disclosed a material interest in any transaction or agreement that our Board is considering will not take part in any Board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a material interest. In appropriate cases, we will establish a special committee of independent directors to review a matter in which directors, or management, may have a conflict.

Requirements under Applicable Canadian Securities Laws

We are subject to Multilateral Instrument 61 – 101 – Protection of Minority Security Holders in Special Transactions, (“MI 61-101”), which imposes minority shareholder approval, valuation and disclosure requirements on entities involved in certain transactions with related parties. A related party includes a person that, at the relevant time and after reasonable inquiry, is known by the company or a director or officer of the company to be a control person of the company. It also includes a person that has beneficial ownership of or control or direction over, directly or indirectly, securities of the company carrying more than 10% of the voting rights attached to all the outstanding voting securities of the company and an affiliate of the related party.

A related party transaction means a transaction between the company and a person that is a related party of the company at the time the transaction is agreed to, whether or not there are also other parties to the transaction, as a consequence of which, either through the transaction itself or together with connected transactions, among other things, the company directly or indirectly (a) acquires an asset from the related party for valuable consideration or disposes of any asset to the related party, (b) acquires or disposes of, as a joint actor with the related party, an asset from a third party if the proportion of the asset acquired or consideration received by the company is less than the proportion of the consideration paid or asset disposed of by the company, (d) acquires the related party, or combines with the related party, through an amalgamation, arrangement or otherwise, whether alone or with joint actors, (e) issues a security to the related party or subscribes for a security of the related party, (f) assumes or otherwise becomes subject to a liability of the related party or forgives a debt owed by the related party, (g) borrows money from or lends money to the related party.

Unless a specific exemption is available under MI 61-101, a reporting company involved in a related party transaction is required to obtain minority approval of the related party transaction in accordance with the requirements of MI 61-101. Minority approval means, for a related party transaction of a company, approval of the proposed transaction by a majority of the votes cast by holders of affected securities at a meeting of security holders called to consider the transaction, excluding the votes owned or controlled by the company and the related party and certain other interested parties. Where multiple classes of affected securities may have differing interests, minority approval will be required of each class at separate meetings of each such class. There are specific rules in MI 61-101 regarding obtaining minority approval, including the determination of the votes to be excluded from the minority approval and the disclosure required to be included in the information circular sent to security holders.

Unless a specific exemption is available under MI 61-101, a reporting company involved in a related party transaction is required to obtain a formal valuation for certain related party transactions, including any business combination transaction where a related party would directly or indirectly acquire the company or the its business or combine or amalgamate with the company, or for any transaction noted above in paragraphs (a) to (e).

A company will be required to include certain detailed disclosure regarding related party transactions in a material change report that is required to be filed under applicable Canadian securities laws for the related party transaction and in any information circular or proxy statement that is sent to security holders in connection with obtaining minority approval.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors in addition to the indemnification provided for under the BCBCA and in our articles. These agreements, among other things, require us to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his or her services as one of our directors or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors.

The limitation of liability and the indemnification provisions in these indemnification agreements and in our articles and under the BCBCA may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indebtedness of Directors and Executive Officers

No current or former executive officer, director or employee of the Company or any of its subsidiaries, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such executive officer, director, employee or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided a guarantee, support agreement, letter of credit or other similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company.

Management Contracts

Other than as set forth in this Proxy Statement, management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or executive officers of the Company or its subsidiaries.

Interest of Informed Persons in Material Contracts

Other than as set forth in this Proxy Statement, no director, no proposed nominee for election as a director of the Company, no officer and no greater than 10% shareholder of the Company has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries and that is required to be disclosed under National Instrument 51-102 – Continuous Disclosure Obligations.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Other than as set forth in this Proxy Statement, no director or executive officer of the Company at any time since the beginning of the Company’s most recently completed financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of any of such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting, except for any interest arising from the ownership of shares of the Company where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of the Company.

Additional Information

Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis (“MD&A”) for its most recently completed financial year, which are available on the Securities and Exchange Commission’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, along with additional information relating to the Company. To request copies of the Company’s financial statements and MD&A, please contact the Company at 1258 Prospect Street, La Jolla, California, 92037.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Sophiris shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Sophiris Bio Inc. Direct your written request to Sophiris Bio Inc. Attn: Peter Slover, 1258 Prospect Street, La Jolla, CA 92037. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Randall E. Woods Randall E. Woods
Chief Executive Officer and President

APPENDIX “A”

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

1.	Board of Directors

(a)	Disclose the identity of directors who are independent.

The Board of Directors considers that four of the six current directors, i.e. a majority, are independent according to the definition of “independence” set out in National Instruments 52-110, Audit Committees (“NI-52-110”). The four directors considered independent are Dr. Geltosky and Messrs. Heppell, Proehl and Turner.

(b)	Disclose the identity of directors who are not independent, and describe the basis for that determination.

On April 18, 2011, Dr. Ekman was appointed Executive Chairman and President and is therefore considered not to be independent. Dr. Ekman stepped down in his role as President upon Mr. Woods’ commencement of employment as the Company’s Chief Executive Officer and President on August 16, 2012.

Mr. Woods is our Chief Executive Officer and President and is therefore considered not to be independent.

(c)	Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the board of directors (the board) does to facilitate its exercise of independent judgement in carrying out its responsibilities.

As described in (a) and (b) above, the Board of Directors considers that a majority of the directors are independent according to the definition of “independence” set out in NI 52-110. In order to facilitate the exercise of independent judgement in carrying out its responsibilities, the independent directors of the Company meet without management and the non-independent members of the Board as described in (e) below.

(d)	If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

The following directors of the Company are also directors of the following other reporting issuers:

Name of Director of the Company	Names of Other Reporting Issuers
Jim Heppell	B.C. Advantage Funds (VCC) Ltd. Venturi Ventures Inc.

Dr. Lars Ekman	Prothena Biosciences Limited InterMune Inc. Amarin Corp plc Ocera Therapeutics, Inc.

Dr. John (Jack) Geltosky	n/a

Gerald T. Proehl	Auspex Pharmaceuticals, Inc.

Joseph Turner	Kythera Biopharmaceuticals Inc. Alexza Pharmaceuticals, Inc. Corcept Therapeutics, Inc.

Randall E. Woods	Arena Pharmaceuticals, Inc.

(e)	Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors.

Meetings of independent directors are not regularly scheduled but communication among this group occurs on an ongoing basis as needs arise from regularly scheduled meetings of the Board. The number of these informal meetings has not been recorded, but it would not be less than 5 in the fiscal year that commenced on January 1, 2013. The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board with a level of independence of the Company’s management.

(f)	Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the board has neither a chair that is independent nor a lead director that is independent, describe what the board does to provide leadership for its independent directors.

Dr. Ekman, who is not an independent director, was Chair of the Board throughout 2013. On April 18, 2011, Dr. Ekman was appointed Executive Chairman and President, before stepping down as President upon Mr. Woods’ commencement of employment on August 16, 2012, and is therefore considered not to be independent. The independent directors often hold in camera sessions at the end of regular Board meetings without management present.

(g)	Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year.

The following tables set out the number of meetings held by the board of directors and committees of the directors for the period commencing January 1, 2013 and expiring December 31, 2013.

Summary of Board and Committee Meetings Held

Board of Directors		17
Audit Committee		5
Compensation Committee		3
Corporate Governance and Nomination Committee		0

Summary of Attendance of Directors at Meetings

Directors	Board Meetings	Audit Committee Meetings	Compensation Committee Meetings	Corporate Governance & Nomination Committee Meetings
Dr. Lars Ekman	16 of 17	n/a	n/a	n/a
Jim Heppell	15 of 17	1 of 1	3 of 3	n/a
Dr. John (Jack) Geltosky	17 of 17	5 of 5	n/a	n/a
Noah Knauf(1)	5 of 6	n/a	n/a	n/a
William R. Rohn	14 of 17	4 of 4	n/a	n/a
Joseph L. Turner(2)	3 of 3	1 of 1	1 of 1	n/a
Amit Sobti (1)	4 of 6	3 of 3	2 of 2	n/a
Randall E. Woods	17 of 17	n/a	n/a	n/a

Notes:

(1)	Messrs. Knauf and Sobti resigned from our Board of Directors on July 8, 2013.
(2)	Mr. Turner was appointed to the Board of Directors in August 2013.

2.	Board Mandate

Disclose the text of the board’s written mandate. If the board does not have a written mandate, describe how the board delineates its role and responsibilities.

The Board Mandate sets out the Board’s purpose, organization, duties and responsibilities. A copy of the Board Mandate is attached as Appendix “B” to this Proxy Statement.

3.	Position Descriptions

(a)	Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed written position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such position.

While the Company does not have a written job description for the Chair of the Board of Directors or the Chair of the Board’s committees, their responsibilities are outlined in the Board Mandate or applicable committee charter. Accordingly, each Chair is charged with the responsibility of ensuring that the Board or committee being chaired conduct their affairs in accordance with the applicable mandate or charter.

(b)	Disclose whether or not the board and CEO have developed a written position description for the CEO. If the board and CEO have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the CEO.

The Board has not developed a specific position description for the CEO, Mr. Woods. Generally, the CEO, who is appointed by and directly accountable to the Board, is responsible for management of the day-to-day operations of the Company’s business and has primary accountability for our reviewing and implementing strategies, budgeting and monitoring performance against budget and identifying opportunities and risks. Mr. Woods works closely with both management of the Company, including the Executive Chairman, Dr. Ekman, and the Board of Directors in 2013 to determine the corporate goals and priorities of the Company and will continue to liaise with both groups on an ongoing basis in 2013. The independent directors meet regularly without management, including Mr. Woods and Dr. Ekman, to discuss progress towards such corporate goals and priorities and to assess the performance of management, including Mr. Woods.

4.	Orientation and Continuing Education

(a)	Briefly describe what measures the board takes to orient new directors regarding

(i)	the role of the board, its committees and its directors, and

(ii)	the nature and operation of the issuer’s business.

In accordance with the Board Mandate, the Board of Directors provides an orientation and education program for new recruits to the Board as well as continuing education on topics relevant to all directors. When a new director is added, he or she will have the opportunity to become familiar with the Company by meeting with the other directors and with officers and employees of the Company. As each director has a different skill set and professional background, orientation and training activities will be tailored to the particular needs and experience of each director.

(b)	Briefly describe what measures, if any, the board takes to provide continuing education for its directors. If the board does not provide continuing education, describe how the board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.

See (a) above.

5.	Ethical Business Conduct

(a)	Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written code:

(i)	disclose how a person or company may obtain a copy of the code;

(ii)	describe how the board monitors compliance with its code, or if the board does not monitor compliance, explain whether and how the board satisfies itself regarding compliance with its code; and

(iii)	provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”) which is available on the Company’s website at www.sophiris.com. The Code summarizes the legal, ethical and regulatory standards that the Company must follow and is a reminder to the directors, officers and employees of the seriousness of that commitment. Compliance with the Code and high standards of business conduct is mandatory for every director, officer and employee of the Company.

The Board of Directors and Audit Committee oversee compliance with the Code. The Code is included in the orientation of new employees and provided to existing directors, officers and employees on an on-going basis. Directors, officers and employees must promptly report, in person or in writing, any known or suspected violations of laws, governmental regulations or the Code to the Board of Directors. In accordance with the Company’s Whistleblower policy, such reporting is anonymous.

(b)	Describe any steps the board takes to ensure directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest.

The Company is established under and is therefore governed by the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”). Pursuant to the BCBCA (and as confirmed in the Code), a director or officer of the Company must disclose to the Company in writing or by requesting that it be entered in the minutes of meetings of the board, the nature and extent of any interest that he or she has in material contract or material transaction, whether made or proposed, with the Company, if the director or officer: (a) is a party to the contract or transaction; (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or (c) has a material interest in a party to the contract or transaction. The interested director cannot vote on any resolution to approve the contract or transaction.

(c)	Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Corporate Governance and Nomination Committee monitors the effectiveness of the Company’s corporate governance practices, including whether they are successful in preventing illegal or improper conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

6.	Nomination of Directors

(a)	Describe the process by which the board identifies new candidates for board nomination.

The Board of Directors has a Corporate Governance and Nomination Committee (the “Governance Committee”). The Governance Committee is responsible for identifying and recommending new candidates, having regard to the appropriate size of the Board of Directors and the necessary competencies and skills of the Board of Directors as a whole and of each director individually. New nominees should have a track record in general business management, special expertise in an area of strategic interest to the Company, and the ability to devote the time required.

(b)	Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nomination process.

The Corporate Governance and Nomination Committee is currently comprised of three members, Mr. Heppell (Chair), Dr. John (Jack) Geltosky and Mr. Proehl. All members of the Corporate Governance and Nomination Committee are considered independent directors.

(c)	If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

In addition to the nomination functions described in (a) above, the Governance Committee assists the Board of Directors in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company. Without limiting the foregoing, the Governance Committee advises the Board of Directors with respect to board organization and function; succession planning for the executive officers of the Company; the Company’s corporate governance policy, its operation and any modifications to such policy; and other matters relating to corporate governance and the rights and interests of the Company’s shareholders.

7.	Compensation

(a)	Describe the process by which the board determines the compensation for the issuer’s directors and officers.

The Compensation Committee is charged with the responsibility of reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and to determine and approve the CEO’s compensation level. The Compensation Committee determines the cash and non-cash compensation of the Company’s executive officers and also makes recommendations to the Board of Directors with respect to compensation for non-employee directors. The foregoing includes a review of the relationship of executive compensation to corporate performance and relative shareholder return, and, additionally in the case of the CEO, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the Company’s CEO in past years, except to the extent already addressed in any existing officer contracts or as may be required to comply with applicable tax laws.

(b)	Disclose whether or not the board has a compensation committee composed entirely of independent directors. If the board does not have a compensation committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation.

At the beginning of 2013, the Compensation Committee was composed of three directors: Dr. Geltosky and Messrs. Sobti and Heppell. On March 26, 2013 Mr. Knauf replaced Mr. Sobti as a member of the Compensation Committee. On July 8, 2013, Mr. Knauf resigned as a member of the Board of Directors and the Compensation Committee. Subsequent to Mr. Turner’s appointment to the Board of Directors, Mr. Turner was appointed to the Compensation Committee. Dr. Geltosky and Messrs. Sobti, Knauf and Turner were considered independent during 2013. Mr. Heppell was not considered to be independent during 2013.

The Compensation Committee is currently comprised of three members, Dr. Geltosky and Messrs. Heppell and Turner. All three members are now considered independent directors.

The Board considers that the members of the Compensation Committee are all qualified to act as members of such committee due to their previous experience as senior executives and directors of public and/or private companies and their education. We believe that the following factors ensure that an objective process for determining compensation is in place: all of the members of the Compensation Committee are considered to be independent, the CEO assists with the determine of compensation for all employees but the CEO is not involved in the determination of his own compensation, and all compensation decisions are reviewed and approved by the entire Board of Directors.

(c)	If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

In addition to (a) above, the Compensation Committee will also: (i) review and approve all employment agreements, separation and severance agreements, and other compensatory contracts, arrangement, perquisites and payments for senior officers to ensure such agreements are consistent with the Company’s general compensation goals; (ii) grant incentive stock options to the Company’s employees, officers, consultants and directors, under the Company’s stock option plan, make recommendations to the Board of Directors with respect to amendments to the stock option plan and the implementation of any other equity based compensation plan; and (iii) periodically review and make recommendations to the board of directors concerning the Company’s incentive-compensation and equity-based plans.

Additionally, as required by securities regulations, the Compensation Committee produces annually a Compensation Committee report on executive officer compensation.

(d)	If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that fact and briefly describe the nature of the work.

During the year ended December 31, 2013, the Company engaged Barney & Barney LLC, an outside compensation consulting firm and Frederic W. Cook, an outside compensation consulting firm, to review the Company’s compensation policies and to conduct a competitive compensation assessment for the Company’s employees including its named executive officers.

8.	Other Board Committees

If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

The Company appointed an ad hoc Pricing Committee composed of Drs. Ekman and Geltosky and Mr. Heppell in February 2013. The Pricing Committee may meet from time to time to discuss and assess financing related items. The Company does not have any other standing committee, other than as disclosed above.

9.	Assessments

Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.

The Corporate Governance and Nomination Committee will review at least annually the effectiveness of the Board of Directors, all Board committees, and management, and to recommendations for improvements and to develop and recommend to the board for its approval an annual self-evaluation process of the board and its committees. The Corporate Governance and Nomination Committee oversees the annual self-evaluation and may make recommendations to the board for any improvements that the Corporate Governance and Nomination Committee may deem appropriate in its sole discretion.

APPENDIX “B”

BOARD MANDATE

1.	Role and Responsibilities

The Board of Directors (the “Board”) is responsible for the stewardship of the Company. This requires the Board to oversee the conduct of the business and supervise management, which is responsible for the day-to-day conduct of the business.

The Board, as a whole, oversees the development and application of policies regarding corporate governance and is responsible for:

(a)	the adoption of a strategic planning process and the approval and review, at least annually, of the Company’s strategic business plan proposed by management, including a statement of the vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate.

(b)	the identification of the principal risks of the Company’s business and overseeing the implementation of appropriate systems to manage these risks.

(c)	succession planning, including appointing, training and monitoring senior management and, in particular, the CEO.

(d)	overseeing the integrity of the CEO and other Officers and that the CEO and the other Officers create a culture of integrity throughout the Company.

(e)	overseeing the development and application of the Company’s internal control and management information systems.

The Board and each individual director is responsible for acting in accordance with the obligations imposed by the Business Corporations Act (British Columbia). In exercising their powers and discharging their duties, each director shall:

(a)	act honestly and in good faith with a view to the best interests of the Company;

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

(c)	exercise independent judgement regardless of the existence of relationships or interests which could interfere with the exercise of independent judgement;

(d)	(1) disclose to the Company, in writing or by having it entered in the minutes of meetings of directors, the nature and extent of any interest that the director has in a material contract or material transaction, whether made or proposed, with the Company if the director is a party to the contract or transaction, is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction, or, has a material interest in a party to the contract or transaction; and

(2) such director shall refrain from voting on any resolution to approve such contract or transaction unless it relates to the directors’ remuneration in that capacity, is for the directors’ indemnity or insurance or is a contract or transaction with an affiliate; and

(e)	Demonstrate a willingness to listen as well as to communicate their opinions, openly and in a respectful manner.

The Board has the authority to appoint a Chairman or to establish committees and appoint directors to act as Chairman or to be members of these committees. The Board may not delegate to such Chairman or committees the power to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)	issue securities, except as authorized by the directors;

(d)	issue shares of a series, except as authorized by the directors;

(e)	declare dividends;

(f)	purchase, redeem or otherwise acquire shares issued by the Company;

(g)	pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Company from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares;

(h)	approve a management proxy circular, take-over bid circular or directors’ circular;

(i)	approve financial statements to be put before an annual meeting of shareholders; and

(j)	adopt, amend or repeal bylaws.

The matters to be delegated to committees of the Board and the constitution of such committees are to be assessed annually or more frequently, as circumstances require. From time to time the Board may create an ad hoc committee to examine specific issues on behalf of the Board. The following are the current committees of the Board:

(a)	the Audit Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules. The role of the Audit Committee is to provide oversight of the Company’s financial management and of the design and implementation of an effective system of internal financial controls as well as to review and report to the Board on the integrity of the financial statements of the Company, its subsidiaries and associated companies.

(b)	the Corporate Governance and Nomination Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules.

(c)	the Compensation Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules.

2.	Composition

At least annually, the Board or an appropriate committee of the Board shall review the size of the Board to ensure that the size facilitates effective decision-making.

The Board shall be composed of a majority of directors who qualify as “unrelated” or “independent” directors under applicable securities laws and applicable stock exchange rules. The determination of whether an individual director is unrelated or independent is the responsibility of the Board.

If at any time the Company has a significant shareholder, meaning a shareholder with the ability to exercise a majority of the votes for the election of the Board, the Board will include a number of directors who do not have interests in or relationships with either the Company or the significant shareholder and who fairly reflects the investment in the Company by shareholders other than the significant shareholder.

The Board should, as a whole, have the following competencies and skills:

(a)	knowledge of the biotechnology and pharmaceutical industry, including knowledge of current corporate governance guidelines;

(b)	scientific knowledge sufficient to understand the challenges and risks associated with the development of the Company’s product candidates;

(c)	financial and accounting expertise.

3.	Procedures to ensure effective operation

The Board recognizes the importance of having procedures in place to ensure the effective and independent operation of the Board. As the Chairman of the Board is not a member of management, the Chairman shall be responsible for overseeing that the Board discharges its responsibilities.

The Board has complete access to the Company’s management. The Board shall require timely and accurate reporting from management and shall regularly review the quality of management’s reports.

An individual director may engage an external adviser at the expense of the Company in appropriate circumstances. Such engagement is subject to the approval of the Corporate Governance and Nomination Committee.

The Board shall provide an orientation and education program for new recruits to the Board as well as continuing education on topics relevant to all directors.

The Board shall institute procedures for receiving shareholder feedback.

The Board requires management to run the day-to-day operations of the Company, including internal controls and disclosure controls and procedures.

The non-management directors shall meet at least twice yearly without any member of management being present.

The Board sets appropriate limits on management’s authority. Accordingly, the following decisions require the approval of the Board:

(a)	the approval of the annual and quarterly (unless delegated to the Audit Committee) financial statements;

(b)	the approval of the annual budget;

(c)	any equity or debt financing, other than debt incurred in the ordinary course of business such as trade payables;

(d)	entering into any license, strategic alliance, partnership or other agreement outside the ordinary course of business;

(e)	the acquisition and assignment of material assets (including intellectual property and fixed assets) outside of the ordinary course of business;

(f)	the commencement or termination of any human clinical trial;

(g)	the creation of subsidiaries;

(h)	the creation of new Company bank accounts;

(i)	payment of dividends;

(j)	proxy solicitation material;

(k)	projected issuances of securities from treasury by the Company as well as any projected redemption of such securities;

(l)	any material change to the business of the Company;

(m)	the appointment of members on any committee of the Board;

(n)	capital expenditures in excess of CAD$50,000 outside of the annual budget;

(o)	entering into any professional engagements where the fee is likely to exceed CAD$50,000 outside of the annual budget;

(p)	entering into any arrangements with banks or other financial institutions relative to borrowing (either on a term or revolving basis) of amounts in excess of CAD$100,000 outside the annual budget;

(q)	entering into any guarantee or other arrangement such that the Company is contingently bound financially or otherwise in excess of CAD$50,000 other than product guarantees outside the annual budget;

(r)	the appointment or discharge of any senior officer of the Company;

(s)	entering into employment contracts with any senior officers; and

(t)	initiating or defending any law suits or other legal actions.

The Board, together with the CEO and with the assistance of the Corporate Governance and Nomination Committee, shall develop position descriptions for the CEO. The Board, together with the CEO, shall also approve or develop the corporate objectives that the CEO is responsible for meeting and the Board shall assess the CEO against these objectives.

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Form of Proxy - Annual General Meeting to be held on May 29, 2014

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder on any ballot that may be called for and, if a holder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. However, if a choice is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 AM (Pacific Time) on May 27, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free	• Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

Appointment of Proxyholder
I/We, being holder(s) of Sophiris Bio Inc. hereby appoint: Lars Ekman, Ph.D., or failing him, Randall E. Woods, or failing him, Peter T. Slover,	OR	Print the name of the person you are appointing if this person is someone other than the proxyholders selected by Management.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on my/our behalf in accordance with the following direction (or if no directions have been given, in accordance with the recommendations of Management) and all other matters that may properly come before the Annual General Meeting of shareholders of Sophiris Bio Inc. to be held at Fasken Martineau DuMoulin LLP, 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3, on May 29, 2014 at 9:00 AM (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against

1. Number of Directors	☐	☐
To set the number of Directors at 6.

2. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. Lars Ekman, Ph.D.	☐	☐	02. John (Jack) Geltosky, Ph.D.	☐	☐	03. Jim Heppell	☐	☐

04. Gerald T. Proehl	☐	☐	05. Joseph L. Turner	☐	☐	06. Randall E. Woods	☐	☐

	For	Withhold

3. Appointment of Auditors
Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm, Auditors, of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.